Exhibit 2.1


                     Blue Cross and Blue Shield of Virginia

                               doing business as

                         Trigon Blue Cross Blue Shield

                  Amended and Restated Plan of Demutualization

This Plan of Demutualization constitutes:

      -- a Plan of Conversion under (section mark)(section mark) 38.2-1005 and 38.2-1005.1 of Title 38.2 of the Code of Virginia; and

      -- a Plan of Merger under (section mark)(section mark) 13.1-722.1 and 13.1-898.1 of Title 13.1 of the Code of Virginia.

                   Dated June 26, 1995, Amended and Restated on January 10, 1996 and Amended and Restated on May 31, 1996


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                               TABLE OF CONTENTS



                                  INTRODUCTION

                                   ARTICLE I
                                  DEFINITIONS
Section 1.1 Definitions..................................................   1

                                   ARTICLE II
                             BACKGROUND AND PURPOSE
Section 2.1 Parties to the Plan..........................................   4
Section 2.2 Purposes of the Plan.........................................   4
Section 2.3 The Demutualization..........................................   4
Section 2.4 Legal Effect of Plan.........................................   4

                                  ARTICLE III
                          HEARING, COMMISSION APPROVAL
Section 3.1 Hearing......................................................   5
Section 3.2 Commission Approval..........................................   5

                                   ARTICLE IV
                       MEMBER APPROVAL, CORPORATE ACTIONS
Section 4.1 Special Meeting..............................................   5
Section 4.2 Member Approval..............................................   5
Section 4.3 Determination of Members' Votes..............................   5

                                   ARTICLE V
                       THE DEMUTUALIZATION AND THE MERGER
Section 5.1 Filing of Approved Plan......................................   5
Section 5.2 Effective Date...............................................   5
Section 5.3 The Demutualization and Merger...............................   5
Section 5.4 Directors and Officers.......................................   6
Section 5.5 Miscellaneous................................................   6

                                   ARTICLE VI
                     ELIGIBLE MEMBERS AND POLICIES IN FORCE
Section 6.1 Determination of Membership..................................   6
Section 6.2 In Force.....................................................   6

                                  ARTICLE VII
            ALLOCATION AND FORM OF CONSIDERATION TO ELIGIBLE MEMBERS
Section 7.1 Allocation of Consideration to Eligible Members..............   7
Section 7.2 Cash or Common Stock as Consideration to Eligible Members....   8
Section 7.3 Payment of Consideration to Eligible Members.................   9

                                  ARTICLE VIII
                            INITIAL PUBLIC OFFERING
Section 8.1 Initial Public Offering......................................   9
Section 8.2 Terms of the Initial Public Offering.........................   9
Section 8.3 Other Sales of Securities....................................   9


                                      (i)

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                                   ARTICLE IX
          CASH CONSIDERATION TO ELIGIBLE MEMBERS: AMOUNT AND PRORATION
Section 9.1 Cash: Amount per Allocated Share.............................   9
Section 9.2 Cash: Total Cash for Preferred Cash Members..................   9
Section 9.3 Cash: Proration..............................................   9

                                   ARTICLE X
             POST-DEMUTUALIZATION LOCKUP, ISSUANCE OF COMMON STOCK
Section 10.1 Need for Lockup.............................................  10
Section 10.2 The Lockup, Duration........................................  10
Section 10.3 No Sales or Transfers During Lockup.........................  10
Section 10.4 Uncertificated Securities During Lockup.....................  10
Section 10.5 Distribution of Certificates After Lockup...................  10

                                   ARTICLE XI
                            THE COMMONWEALTH PAYMENT
Section 11.1 The Commonwealth Payment....................................  11
Section 11.2 Redemption of Class C Stock.................................  11
Section 11.3 Class C Stock...............................................  11
Section 11.4 Commonwealth Directors......................................  11

                                  ARTICLE XII
                             ADDITIONAL PROVISIONS
Section 12.1 Restriction on Acquisition of Securities....................  12
Section 12.2 Commission-Free Sales and Round Up Program..................  12
Section 12.3 Employee Benefit Plans......................................  13
Section 12.4 Restriction on Management Options...........................  13
Section 12.5 Market for Common Stock.....................................  13

                                  ARTICLE XIII
                          ADJUSTMENTS TO COMMON STOCK
Section 13.1 Adjustment to Allocable Shares..............................  13
Section 13.2 Authority to Remedy Errors..................................  13

                                  ARTICLE XIV
                                OPEN ENROLLMENT
Section 14.1 Open Enrollment.............................................  14

                                   ARTICLE XV
                                EFFECT OF MERGER
Section 15.1 Continuity of Corporate Existence...........................  14
Section 15.2 Effect on Membership........................................  14
Section 15.3 No Effect on Policies.......................................  14

                                  ARTICLE XVI
                            MISCELLANEOUS PROVISIONS
Section 16.1 Abandonment of Plan.........................................  14
Section 16.2 Amendment of Plan...........................................  14
Section 16.3 Subsequent Corporate Actions................................  14
Section 16.4 Interpretation of Plan......................................  14


                                      (ii)


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                     BLUE CROSS AND BLUE SHIELD OF VIRGINIA

                               doing business as

                         Trigon Blue Cross Blue Shield

                  AMENDED AND RESTATED PLAN OF DEMUTUALIZATION

                                  INTRODUCTION

     Blue Cross and Blue Shield of Virginia, doing business as Trigon Blue Cross Blue Shield, is a Virginia mutual insurance company. As a mutual insurance company, it is owned by its policyholders. For the reasons stated herein and on the terms set forth herein, it wishes to convert to a stock corporation, to separate the policyholders' interests as members from their rights as insureds, and to issue shares of stock to its policyholders in consideration for their membership interests, including their interests in the surplus of Blue Cross and Blue Shield of Virginia.

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1 Definitions. As used in this Plan of Demutualization, the following capitalized terms have the following meanings:

     "Actuarial Calculation Memorandum" means the calculation of actuarial contribution attached as Exhibit 2 hereto.

     "Aggregate Fixed Component" has the meaning specified in Section 7.1(c)(i).

     "Aggregate Variable Component" has the meaning specified in Section 7.1(c)(ii).

     "Allocable Shares" means 64,000,000 (sixty four million) shares of Common Stock as the same may be adjusted pursuant to Section 13.1 or Section 7.1(e).

     "Articles of Merger" means Articles of Merger substantially in the form of those attached hereto as Exhibit 1.

     "Board of Trigon Healthcare" means the board of directors of Trigon Healthcare.

     "Board of Trigon Insurance Company" means the board of directors of Trigon Insurance Company.

     "Board of Virginia BCBS" means the board of directors of Virginia BCBS.

     "Cash Shares" means the Mandatory Cash Shares and the Preferred Cash
Shares.

     "Class C Stock" means the Class C redeemable voting Common Stock, par value $0.01, of Trigon Healthcare which shall solely be owned by the Commonwealth.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Virginia State Corporation Commission.

     "Common Stock" means the Class A voting Common Stock, par value $0.01, of Trigon Healthcare.

     "Commonwealth" means the Commonwealth of Virginia.

     "Commonwealth Nominees" has the meaning specified in Section 11.4.

     "Commonwealth Payment" has the meaning specified in Section 11.1.

     "Consideration" means the Common Stock and/or cash to be received by Eligible Members in the Demutualization in consideration for their Membership Interests in Virginia BCBS, including their interests in the surplus of Virginia BCBS.

     "Demutualization" means the transactions contemplated by this Plan whereby Virginia BCBS shall be converted from a Virginia mutual insurance company to a Virginia stock corporation through the Merger.

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     "Effective Date" means the date and time on which the Commission issues a certificate of merger with respect to the Merger in accordance with Virginia law.

     "Eligible Member" means a Person who held a policy of insurance of Virginia BCBS which was In Force (and through which such Person was therefore a Member) on December 31, 1995, as determined under Article VI hereof.

     "Employee Benefit Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to ERISA or that would be subject to ERISA absent an exemption from ERISA, part or all of the benefits of which are provided under a policy of insurance of Virginia BCBS.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Hearing" means the public hearing called by the Commission to consider the Plan.

     "In Force" has the meaning specified in Section 6.2.

     "Initial Public Offering" has the meaning specified in Section 8.1.

     "Initial Stock Price" means the price per share at which the Common Stock is sold to the public in the Initial Public Offering but without taking into account any underwriting discounts, costs or expenses incurred in connection therewith.

     "Initial Per Share Stock Proceeds" means the net proceeds per share of Common Stock obtained by Trigon Healthcare from the sale of Common Stock to the public in the Initial Public Offering, and is equal to the Initial Stock Price minus an amount equal to all underwriting discounts and costs and expenses incurred in connection therewith determined on a per share basis.

     "Joint Rules Committee" means the Joint Rules Committee as defined in Virginia Code (section mark) 51.1-124.3.

     "Lockup" has the meaning specified in Section 10.2.

     "Lockup Period" has the meaning specified in Section 10.2.

     "Mandatory Cash Members" has the meaning specified in Section 7.2(d).

     "Mandatory Cash Shares" has the meaning specified in Section 7.2(d).

     "Member" means a Person who holds a policy of insurance of Virginia BCBS as defined in Article 1, Section 1 of the bylaws of Virginia BCBS.

     "Membership Interest" means all the rights or interests of each Member of Virginia BCBS, including, but not limited to, any right to vote, any rights with regard to the earnings, surplus or assets of Virginia BCBS, and any other rights in liquidation, dissolution, merger, reorganization or conversion of Virginia BCBS, but shall not include any other right as an insured conferred by any insurance policy or contract of insurance.

     "Merger" means the merger of TMSI with and into Virginia BCBS.

     "Minimum Amount" means $25,000,000 plus the amount needed to pay cash Consideration in the Demutualization to the Mandatory Cash Members.

     "MPL" means a major product line of Virginia BCBS as defined in the Actuarial Calculation Memorandum.

     "MRI" has the meaning set forth in Section 11.2.

     "Non-Voting Common Stock" means the Class B non-voting Common Stock, par value $0.01, of Trigon Healthcare.

     "Nominee Lists" has the meaning specified in Section 11.4.

     "Odd Lot Holders" means Eligible Members to whom more than zero and fewer than 100 shares of Common Stock are allocated as Consideration.

     "Offerings" has the meaning specified in Section 8.1.

     "Open Enrollment Program" has the meaning set forth in Article XIV of this Plan.

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     "Person" includes, without limitation, an individual, corporation, partnership, association, joint stock company, trust, unincorporated organization, government or political subdivision thereof or any other entity not specifically listed in this definition.

     "Plan" means this Plan of Demutualization, including all Exhibits hereto, as this Plan of Demutualization may be amended from time to time in accordance with its provisions.

     "Preferred Cash Members" has the meaning specified in Section 7.2(e).

     "Preferred Cash Shares" has the meaning specified in Section 7.2(e).

     "Proration Provisions" has the meaning specified in Section 9.3.

     "Record Date" means the date established by the Board of Virginia BCBS pursuant to Section 13.1-844 of the Virginia Nonstock Corporation Act and the bylaws of Virginia BCBS as the record date for the Special Meeting in order to determine the Members entitled to vote at the Special Meeting.

     "Redemption Price" has the meaning specified in Section 11.2.

     "Restated Articles" means the articles of incorporation of Virginia BCBS as they will be restated in the Merger in the form attached as Exhibit 3A hereto.

     "Restated Bylaws" means the bylaws of Virginia BCBS as they will be restated in the Merger in the form attached as Exhibit 3B hereto.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Management" means the "executive officers" (within the meaning of Rule 3b-7 under the Exchange Act) of Trigon Healthcare from time to time, whether such persons are officers of Trigon Healthcare or of one of its subsidiaries, including without limitation Trigon Insurance. For a period of one year after the Effective Date, the individuals identified as executive officers in Trigon Healthcare's registration statement under the Securities Act relating to the Initial Public Offering shall be considered members of Senior Management regardless of any change in titles or duties, provided that such individuals remain in the employ of Trigon Healthcare or any of its subsidiaries.

     "Small Holders Program" has the meaning set forth in Section 12.2(a) of this Plan.

     "Special Meeting" means the Special Meeting of Voting Members, including adjournments thereof, called by Virginia BCBS to consider and approve this Plan.

     "State" means the District of Columbia and any state of the United States of America, but does not include any territory or insular possession of the United States of America.

     "TMSI" means Trigon Merger Sub, Inc., a Virginia stock corporation and a wholly owned subsidiary of Trigon Healthcare which is to be merged into Virginia BCBS in the Merger.

     "Transfer" of shares of stock or other securities shall include, without limitation, any sale, disposition, pledge, alienation or other transfer of any such share of stock or other security or any right or interest therein.

     "Trigon Healthcare" means Trigon Healthcare, Inc., a Virginia stock corporation and a wholly owned subsidiary of Virginia BCBS before the Demutualization and the parent corporation of Trigon Insurance after the Demutualization.

     "Trigon Insurance Company" or "Trigon Insurance" means Virginia BCBS after the Demutualization and after being renamed Trigon Insurance Company, a Virginia stock corporation.

     "Virginia BCBS" means Blue Cross and Blue Shield of Virginia, a Virginia nonstock corporation licensed as a mutual insurer and carrying on business as Trigon Blue Cross Blue Shield.

     "Voting Member" means a Person who holds a policy or policies of insurance with Virginia BCBS which policy is or which policies are In Force, and which Person is therefore a Member, at the Record Date, as determined under Article VI hereof.

                                   ARTICLE II

                             BACKGROUND AND PURPOSE

     Section 2.1 Parties to the Plan. This Plan is submitted by Virginia BCBS and its wholly owned subsidiaries, Trigon Healthcare and TMSI, with respect to the Demutualization of Virginia BCBS and the conversion of Virginia BCBS to a stock corporation.

     Section 2.2 Purposes of the Plan. The Demutualization to be effected by this Plan will provide Eligible Members with Consideration in the form of Common Stock and/or cash in consideration for their Membership Interests, including their interests in the surplus of Virginia BCBS.

     The Demutualization will also allow Virginia BCBS, as a stock corporation through its parent Trigon Healthcare, to access the equity capital markets and raise capital to permit it and Trigon Healthcare to expand their existing business and to enhance their strategic position in the consolidating managed care industry.

     At present, Virginia BCBS can increase its capital primarily through retained surplus contributed by its operating businesses, which Virginia BCBS believes to be an inadequate long term source of the capital necessary for the growth of Virginia BCBS's business. In the Demutualization, Virginia BCBS will become a wholly owned subsidiary of Trigon Healthcare and through Trigon Healthcare will have access to the equity capital markets.

     The Demutualization will also make it possible to effect acquisitions through the issuance of equity securities of Trigon Healthcare. Trigon Healthcare will not be subject to regulatory limitations on subsidiary investments that currently restrict Virginia BCBS's ability to effect acquisitions, because Trigon Healthcare will be making those acquisitions from its own resources as a holding company rather than from the resources of a regulated insurer. Consequently, as a result of the Demutualization and acquisition strategies implemented thereafter, growth may occur through acquisitions by Trigon Healthcare and its other affiliates, rather than through acquisitions by Trigon Insurance.

     Section 2.3 The Demutualization. Subject to the terms of this Plan and as more fully set forth in this Plan, on the Effective Date, the following actions will be effected to demutualize Virginia BCBS:

          (i) TMSI will be merged with and into Virginia BCBS, the separate existence of TMSI will cease, Virginia BCBS will become a wholly owned subsidiary of Trigon Healthcare, Virginia BCBS will change its name to Trigon Insurance Company, its articles of incorporation and bylaws will be restated in the form of the Restated Articles and the Restated Bylaws, and Virginia BCBS will become a stock corporation incorporated under and governed by the Virginia Stock Corporation Act, (section mark)13.1-601 et seq.;

          (ii) all Membership Interests of all Members in Virginia BCBS shall be cancelled and, in consideration for their Membership Interests, including their interests in the surplus of Virginia BCBS, Eligible Members shall be entitled to receive Common Stock from Trigon Healthcare and/or cash from Trigon Insurance pursuant to and in accordance herewith;

          (iii) each issued and outstanding share of common stock of TMSI owned by Trigon Healthcare immediately prior to the Effective Date shall, as a result of the Merger and without any action on the part of Trigon Healthcare, be cancelled and converted into one share of stock of Trigon Insurance, and all issued and outstanding shares of capital stock in Trigon Healthcare owned by Virginia BCBS shall be cancelled;

          (iv) Trigon Healthcare will effect the Initial Public Offering to generate net proceeds from the Initial Public Offering at least equal to the Minimum Amount; and

          (v) Trigon Healthcare shall make the Commonwealth Payment pursuant to and in accordance with Article XI hereof.

     After the Demutualization, Trigon Insurance may continue to do business in its service area in Virginia as Trigon Blue Cross Blue Shield.

     Section 2.4 Legal Effect of Plan. This Plan shall constitute:

          (i) a plan of conversion within the meaning of Virginia Code (section mark)(section mark) 38.2-1005 and 38.2-1005.1; and

          (ii) a plan of merger within the meaning of Virginia Code (section mark)(section mark) 13.1-722.1 and 13.1-898.1.

                                  ARTICLE III

                          HEARING, COMMISSION APPROVAL

     Section 3.1 Hearing. The Hearing may be held by the Commission with respect to this Plan at such time and place as the Commission may determine. Virginia BCBS, its Members, directors, officers, and employees, and any other interested parties, may appear and be heard at the Hearing. The Commission may specify limitations and procedures to govern the Hearing, including with respect to who may participate in the Hearing and the submission of written and oral testimony. Notice of such Hearing shall be given by Virginia BCBS by mailing or publication as contemplated by Virginia Code
(section mark)13.1-842.A.2 or as otherwise required by the Commission.

     Section 3.2 Commission Approval. This Plan shall be subject to the approval of the Commission following the Hearing.

                                   ARTICLE IV

                       MEMBER APPROVAL, CORPORATE ACTIONS

     Section 4.1 Special Meeting. Virginia BCBS shall submit this Plan to Voting Members for their approval. Virginia BCBS shall hold a Special Meeting of its Voting Members for the purpose of voting on this Plan and on any other matters which the Board of Virginia BCBS determines to submit at the Special Meeting. The Board of Virginia BCBS shall establish the Record Date for the Special Meeting. Notice of the Special Meeting shall be given by Virginia BCBS to Voting Members as contemplated by Virginia Code (section mark) 13.1-842 or as otherwise required by the Commission. Such notice may (but need not) be given simultaneously with notice of the Hearing. The Special Meeting shall be held at the home office of Virginia BCBS or at such other location as may be determined by Virginia BCBS.

     Section 4.2 Member Approval. This Plan shall be approved by the Members if more than two-thirds of the Voting Members present at the Special Meeting in person or by proxy vote to approve the Plan, and if a quorum is present at the Special Meeting.

     Section 4.3 Determination of Members' Votes. The votes which Voting Members shall be entitled to cast at the Special Meeting shall be determined in accordance with the bylaws of Virginia BCBS in a manner consistent with Article VI hereof. Under the bylaws of Virginia BCBS, no Voting Member is entitled to vote by separate voting group or class.

                                   ARTICLE V

                       THE DEMUTUALIZATION AND THE MERGER

     Section 5.1 Filing of Approved Plan. Following the Hearing, the approval of this Plan by the Commission, and the approval of this Plan by the Voting Members at the Special Meeting, Virginia BCBS shall file with the Commission in accordance with Virginia law the Articles of Merger together with a copy of this Plan as so approved. Such filing shall be effected by Virginia BCBS within twelve (12) months after the later of the Hearing or approval of this Plan by the Voting Members at the Special Meeting. In the event that this Plan or any action contemplated by this Plan becomes the subject of one or more legal or equitable proceedings in any state or federal court or administrative agency in the United States, then the twelve-month (12) period referred to in this Section
5.1 shall be lengthened by a period of time equal to the pendency of such proceeding or proceedings plus twelve (12) months. In addition, the twelve-month
(12) period referred to in the last two sentences may be lengthened to a period of time approved by a vote of the members of Virginia BCBS.

     Section 5.2 Effective Date. The Plan and the Merger shall become effective upon the issuance by the Commission of a certificate of merger with respect to the Merger. The date and time on which such certificate of merger with respect to the Merger is issued by the Commission shall be the Effective Date.

     Section 5.3 The Demutualization and Merger. Upon the Effective Date and pursuant to the Merger:

          (i) TMSI will be merged with and into Virginia BCBS, the separate existence of TMSI will cease, and Virginia BCBS will become a wholly owned subsidiary of Trigon Healthcare;

          (ii) the articles of incorporation and bylaws of Virginia BCBS will be restated in the form of the Restated Articles and the Restated Bylaws, and Virginia BCBS will become a stock corporation incorporated under and governed by the Virginia Stock Corporation Act, (section mark)13.1-601 et seq.;

          (iii) each issued and outstanding share of common stock of TMSI owned by Trigon Healthcare immediately prior to the Effective Date shall, as a result of the Merger and without any action on the part of Trigon Healthcare, be cancelled and converted into one share of stock of Trigon Insurance;

          (iv) the name of Virginia BCBS will be changed to Trigon Insurance Company;

          (v) all Membership Interests of all Members in Virginia BCBS shall be cancelled, and in consideration for their Membership Interests, including their interests in the surplus of Virginia BCBS, Eligible Members shall be entitled to receive Common Stock from Trigon Healthcare and/or cash from Trigon Insurance pursuant to and in accordance with this Plan; and

          (vi) all issued and outstanding shares of capital stock in Trigon Healthcare owned by Virginia BCBS shall be cancelled.

     Immediately following the receipt of the proceeds of the Offerings, Trigon Healthcare shall contribute to Trigon Insurance the total amount to be distributed to Eligible Members as cash Consideration. Trigon Healthcare shall make the Commonwealth Payment pursuant to and in accordance with Article XI hereof.

     Section 5.4 Directors and Officers. The directors and officers of Virginia BCBS immediately before the Effective Date shall continue to serve as, and shall constitute, the directors and officers of Trigon Insurance Company immediately following the Merger and until new directors and officers have been duly elected or appointed pursuant to the Restated Articles and the Restated Bylaws.

     Section 5.5 Miscellaneous. TMSI and Trigon Insurance Company are empowered to adopt further rules and regulations, not inconsistent with the provisions of this Plan, regarding the termination of Membership Interests and the distribution of the Consideration.

                                   ARTICLE VI

                     ELIGIBLE MEMBERS AND POLICIES IN FORCE

  Section 6.1 Determination of Membership.

     (a) Pursuant to Article I, Section 1(a) of the bylaws of Virginia BCBS as they exist at the time hereof, a Member shall be any policyholder of Virginia BCBS. Unless otherwise stated herein, the status of a Person as a Member as of any date shall be determined on the basis of the records of Virginia BCBS as of such date in accordance with the following provisions. For these purposes, the term "policyholder" shall mean any of the following: (A) an individual who holds an individual policy of insurance with Virginia BCBS (including, but not limited to, (1) an individual who holds a Medicare supplement policy and (2) an individual who holds an individual policy of insurance with Virginia BCBS whose premiums and policy terms are set by virtue of that individual's participation in a larger affinity group); and (B) a group that holds a group policy of insurance with Virginia BCBS. In the case of a group policy of insurance, the group as a whole shall be considered one policyholder, such policyholder's voting rights as a Member shall be exercised by the person designated by the group to act for the group for that purpose, and individual members of the group shall not be considered Members of Virginia BCBS. The term "policyholder" does not include a customer of Virginia BCBS under any contract which is not a policy of insurance and does not include a customer of a subsidiary of Virginia BCBS under any contract with such subsidiary.

     (b) The identity of an Eligible Member and the right of an Eligible Member to receive Consideration shall be determined without giving effect to any interest of any other Person in the policy of insurance pursuant to which the Membership Interest exists or is conferred.

     (c) The mailing address of a Member as of any date for purposes of the Plan shall be the Members' last known address as shown on the records of Virginia BCBS as of such date.

     (d) Any dispute as to the determination of a Member or the right of a Member to vote at the Special Meeting or to receive Consideration shall be resolved in accordance with the foregoing and with such other procedures as may be acceptable to the Commission.

  Section 6.2 In Force.

     (a) A policy of insurance issued by Virginia BCBS shall be considered to be in force ("In Force") in accordance with the following provisions.

     (b) For the purposes of determining whether a Member is a Voting Member and thus entitled to vote at the Special Meeting, a policy shall be In Force on the Record Date if, as shown on Virginia BCBS's records as such records exist at the close of business on the Record Date, such policy has been issued and is effective on that date.

     (c) For the purposes of determining whether a Member is an Eligible Member and thus entitled to receive Consideration, a policy shall be In Force and held by such Member if a policy was in force and held by such Member on December 31, 1995 as shown by the records of Virginia BCBS. Such determination shall be made in accordance with Virginia BCBS's usual procedures. For this purpose,

          (i) any policy which is added on a retroactive basis, in accordance with Virginia BCBS' normal underwriting procedures on or before February 29, 1996 with the effect that such policy is in force on December 31, 1995, shall be considered to be In Force on December 31, 1995;

          (ii) any policy which was in force on December 31, 1995 and which is subsequently cancelled on a retroactive basis, on or before February 29, 1996, by the Member holding such policy or Virginia BCBS, in accordance with Virginia BCBS' normal underwriting procedures with the effect that such policy is not in force on December 31, 1995 after taking into account such cancellation, shall not be considered to be In Force on December 31, 1995; and

          (iii) Virginia BCBS and the Bureau of Insurance of the Commission shall determine a mutually acceptable date through which (x) any policy added after February 29, 1996 on a retroactive basis in accordance with Virginia BCBS' normal underwriting procedures with the effect that such policy is in force on December 31, 1995 may be considered In Force on December 31, 1995, and (y) any policy after February 29, 1996 canceled on a retroactive basis in accordance with Virginia BCBS' normal underwriting procedures with the effect that such policy is not in force on December 31, 1995 may not be considered to be In Force on December 31, 1995.

                                  ARTICLE VII

            ALLOCATION AND FORM OF CONSIDERATION TO ELIGIBLE MEMBERS

  Section 7.1 Allocation of Consideration to Eligible Members.

     (a) The Consideration to be received by Eligible Members in the Demutualization shall be Common Stock and/or cash.

     (b) Solely for the purposes of calculating the amount of the Consideration to be received by each Eligible Member, each Eligible Member will be allocated a specific number of shares of Common Stock in accordance herewith.

     (c) The Allocable Shares to be allocated to all of the Eligible Members in the Demutualization shall consist of 64,000,000 shares of Common Stock, which may be adjusted pursuant to Section 13.1 or Section 7.1(e). The Allocable Shares shall be divided into two categories, the Aggregate Fixed Component and the Aggregate Variable Component.

          (i) The Aggregate Fixed Component is to be allocated in consideration of the voting rights associated with the Membership Interests of the Eligible Members. The Aggregate Fixed Component shall consist of 15% (fifteen percent) of the Allocable Shares, or 9,600,000 (nine million six hundred thousand) shares of Common Stock, and shall be allocated to the Eligible Members in accordance with Section 7.1(d)(i).

          (ii) The Aggregate Variable Component is to be allocated in consideration of the economic interest associated with the Membership Interests of the Eligible Members, including their interests in the surplus of Virginia BCBS. The Aggregate Variable Component shall consist of 85% (eighty-five percent) of the Allocable Shares, or 54,400,000 (fifty-four million four hundred thousand) shares of Common Stock, and shall be allocated to the Eligible Members in accordance with Section 7.1(d)(ii).

     (d) Each Eligible Member shall be paid Consideration based on the allocation to such Eligible Member of a number of shares of Common Stock equal to the sum of:

          (i) a fixed component of Consideration representing the portion of the Aggregate Fixed Component allocable to such Eligible Member, being equal to the product of the number of votes exercisable by such Eligible Member as of December 31, 1995 multiplied by a fraction, the numerator of which is the total number of shares of Common Stock in the Aggregate Fixed Component, and the denominator of which is the aggregate number of votes exercisable by all Eligible Members as of December 31, 1995, each as determined in accordance with the bylaws of Virginia BCBS and taking in account the provisions of Section 6.2(c) and the Actuarial Calculation Memorandum; and

          (ii) a variable component of Consideration representing the portion (if any) of the Aggregate Variable Component allocable to such Eligible Member, which shall not be less than zero and shall be on the basis of the past and future contribution to the surplus of Virginia BCBS that was made and is expected to be made by each policy held by such Eligible Member based on the profitability of the MPL to which such policy belongs, as determined on the basis of the books and records of Virginia BCBS and in accordance with the Actuarial Calculation Memorandum.

     (e) Trigon Healthcare will not issue fractional shares in the Demutualization. If the total number of shares of Common Stock allocated to an Eligible Member includes a fraction of a share of Common Stock (after taking into account the allocable portions of both the Aggregate Fixed Component and of the Aggregate Variable Component), then the fraction of a share of Common Stock shall be rounded to the nearest whole number of shares of Common Stock, with one half being rounded upwards to the next higher whole number. In the event the rounding provisions of the foregoing sentence result in an aggregate number of shares to be issued in the Demutualization which is different than 64 million (or such other number as results from adjustment pursuant to Section 13.1), then the Allocable Shares shall be adjusted accordingly.

  Section 7.2 Cash or Common Stock as Consideration to Eligible Members.

     (a) This Section 7.2 specifies the circumstances in which, and the Eligible Members to whom, Consideration shall be paid in the form of shares of Common Stock, cash, or both.

     (b) The Common Stock allocated to each Eligible Member shall be issued to each such Eligible Member as that Eligible Member's Consideration unless and to the extent that such Eligible Member is permitted or required to receive cash instead of and in lieu of some or all of the Common Stock allocated to that Eligible Member.

     (c) The time at which, the manner in which, and the conditions subject to which Common Stock and/or cash shall be issued and distributed to Eligible Members, and in the case of cash Consideration the determination of the amount of cash Consideration, shall be governed by the provisions of Articles VII, IX, X and XII.

     (d) Shares of Common Stock shall not be issued and distributed to any of the following Eligible Members as Consideration, and Consideration shall be paid by Virginia BCBS to the following Eligible Members only in the form of cash, in lieu of and to the complete exclusion of the issuance of any and all shares of Common Stock:

          (i) any Eligible Member who is known to Virginia BCBS to be the subject of a lien or bankruptcy proceeding, or any Eligible Member with respect to whom the Consideration will, to the knowledge of Virginia BCBS, be the subject of a lien or bankruptcy proceeding; and

          (ii) any Eligible Member whose address for mailing purposes as shown on the records of Virginia BCBS as not being located within any State; and

          (iii) any Eligible Member whose address for mailing purposes as shown on the records of Virginia BCBS as being located within any State in which, according to the records of Virginia BCBS, there are thirty or fewer Eligible Members; and

          (iv) any Eligible Member whose address for mailing purposes as shown on the records of Virginia BCBS as being located within any State in which, in the reasonable determination of Virginia BCBS prior to the Effective Date or Trigon Healthcare after the Effective Date, the requirements necessary to qualify Common Stock for issuance to such Eligible Member in that State are excessively burdensome or expensive or are likely to be subject to unreasonable delays.

     The shares of Common Stock allocated to these Eligible Members shall be referred to as "Mandatory Cash Shares" and these Eligible Members shall be referred to as "Mandatory Cash Members."

     (e) If any Eligible Member, other than a Mandatory Cash Member, has, on a form provided to such Eligible Member that has been properly completed and signed by the Eligible Member and received by Virginia BCBS on or prior to a date set by Virginia BCBS, affirmatively elected a preference to receive cash in lieu of Common Stock, then cash may be paid to such Eligible Member in lieu of some or all of the Common Stock to be issued to such Eligible Member as Consideration. To the extent that such cash is less than the full Consideration payable to such Eligible Member, shares of Common Stock shall be issued to such Eligible Member as the remaining Consideration to such Eligible Member. The shares of Common Stock allocated to the Eligible Members who have made this election but in lieu of which they will receive cash shall be referred to as "Preferred Cash Shares" and the Eligible Members who have made this election shall be referred to as "Preferred Cash Members."

     Section 7.3 Payment of Consideration to Eligible Members. Both the payment of cash Consideration by Trigon Insurance and the issuance of Common Stock by Trigon Healthcare as Consideration shall occur as soon as reasonably practicable following the Effective Date. Both the payment of cash Consideration and the issuance of Common Stock as Consideration shall be subject to Section 12.3. All Common Stock issued as Consideration shall be issued by Trigon Healthcare subject to the Lockup. All cash Consideration shall be paid by Trigon Insurance by check net of any applicable withholding or other applicable tax and without the accrual of interest from and after the Effective Date.

                                  ARTICLE VIII

                            INITIAL PUBLIC OFFERING

     Section 8.1 Initial Public Offering. Trigon Healthcare shall conclude an initial public offering (the "Initial Public Offering") of the Common Stock at the Effective Date in connection with the Demutualization. Simultaneously, Trigon Healthcare may, at its discretion, sell, in a public offering or by placement, debt securities and other equity securities (including without limitation preferred stock and securities convertible into Common Stock) of Trigon Healthcare or incur other debt obligations (including without limitation debt obligations to banks or other financial institutions)(collectively with the Initial Public Offering, the "Offerings").

  Section 8.2 Terms of the Initial Public Offering.

     (a) The maximum number of shares of Common Stock that may be offered and sold in the Offerings (including the number of shares of Common Stock issuable upon the conversion of any securities convertible into Common Stock) shall not exceed 49% (forty-nine percent) of the aggregate number of shares of Common Stock that will be issued and outstanding, or that will be issuable upon the conversion of any outstanding securities convertible into Common Stock, immediately following the Offerings and the issuance to Eligible Members of all Common Stock that will be issued to them as Consideration in the Demutualization.

     (b) The minimum size of the Initial Public Offering shall be such as will generate net proceeds from the Initial Public Offering equal to the Minimum Amount.

     (c) Subject to Sections 8.2(a) and 8.2(b), the public offering price, the number of shares of Common Stock to be sold and, if other securities are to be sold, the number and terms of such other securities to be sold, and other terms on which the Offerings shall be conducted shall be determined by the Board of Virginia BCBS and the Board of Trigon Healthcare.

     Section 8.3 Other Sales of Securities. After the Effective Date, Trigon Healthcare may offer, issue and sell Common Stock, other equity securities (including without limitation preferred stock and securities convertible into Common Stock) and debt securities of Trigon Healthcare or incur debt or other obligations without restriction hereunder other than under Section 12.4.

                                   ARTICLE IX

          CASH CONSIDERATION TO ELIGIBLE MEMBERS: AMOUNT AND PRORATION

     Section 9.1 Cash: Amount per Allocated Share. If all or any part of the Consideration to be paid to an Eligible Member will be in cash pursuant hereto, the amount of such cash Consideration shall be equal to the number of shares of Common Stock allocable to such Eligible Member in respect of which cash will be distributed instead of such Common Stock, multiplied by the Initial Per Share Stock Proceeds.

     Section 9.2 Cash: Total Cash for Preferred Cash Members. The total amount of funds available to be distributed as cash Consideration to Preferred Cash Members shall be an amount determined by Virginia BCBS in its sole discretion on or immediately preceding the Effective Date. Such amount shall not exceed the aggregate net proceeds of the Offerings minus the Minimum Amount.

     Section 9.3 Cash: Proration. If the cash available to Trigon Insurance under Section 9.2 to distribute as cash Consideration is insufficient to pay cash Consideration to all Preferred Cash Members in lieu of all shares of Common Stock which have been allocated to them, then the cash amount available shall be distributed among Preferred Cash Members in accordance with the following provisions (the "Proration Provisions"):

          (i) first, cash Consideration will be paid to all Preferred Cash Members who are Odd Lot Holders in lieu of all shares of Common Stock allocated to them, and if the cash available to pay cash Consideration to the Preferred Cash

     Members who are Odd Lot Holders is insufficient to make such payment, then the cash available to Preferred Cash Members who are Odd Lot Holders will be distributed to them pro rata to the number of shares of Common Stock allocated to each of them; and

          (ii) second, cash Consideration will be paid to all other Preferred Cash Members in lieu of all Shares of Common Stock allocated to them, and if the cash remaining after paying cash Consideration to the Preferred Cash Members who are Odd Lot Holders is insufficient to make such payment, then the cash available to such other Preferred Cash Members will be distributed to them pro rata to the number of shares of Common Stock allocated to each of them.

                                   ARTICLE X

             POST-DEMUTUALIZATION LOCKUP, ISSUANCE OF COMMON STOCK

     Section 10.1 Need for Lockup. In order to enhance the value of the Common Stock and achieve orderly trading following the Initial Public Offering, sales by Eligible Members of Common Stock issued as Consideration must be limited for a period of time through a lockup. The lockup is intended to provide for the development of an orderly trading market in the Common Stock, the development of an adequate investment research following of Trigon Healthcare, and the promotion of institutional demand for the Common Stock, to facilitate the absorption of probable sales of Common Stock by Eligible Members.

     Section 10.2 The Lockup, Duration. The Common Stock to be issued as Consideration will be subject to a lockup (the "Lockup") for the following period, during which such Common Stock shall, as described below, be issued in uncertificated form and will be subject to the restrictions on Transfer described in Section 10.3. The Lockup period (the "Lockup Period") will terminate on the six-month anniversary of the Effective Date.


     Section 10.3 No Sales or Transfers During Lockup.


     (a) Except as hereinafter set forth, during the Lockup Period no Eligible Member shall Transfer, and Trigon Healthcare shall not be obligated to recognize any Transfer of, any right or interest in or to any Common Stock or other securities subject to the Lockup.

     (b) During the Lockup Period, Trigon Healthcare shall recognize the following Transfers by Eligible Members of rights or interests in or to the Common Stock subject to the Lockup:

          (i) a transfer by or on behalf of an Eligible Member to a trust, plan or other arrangement established in connection with an Employee Benefit Plan of the Eligible Member;

          (ii) the granting of a revocable proxy granted in compliance with all applicable provisions of the articles of incorporation and bylaws of Trigon Healthcare, this Plan and Virginia law;

          (iii) a transfer by operation of law in consequence of the bankruptcy or insolvency of an Eligible Member or the granting of relief to an Eligible Member under the federal bankruptcy laws;

          (iv) a transfer of ownership of Common Stock from the estate of a deceased Eligible Member to an heir taking by operation of law or pursuant to testamentary succession; and

          (v) upon the merger or consolidation of an Eligible Member, a transfer by operation of law to the surviving corporation in the merger or consolidation.

     Section 10.4 Uncertificated Securities During Lockup. Common Stock issued as Consideration shall be issued in uncertificated form pursuant to Virginia Code (section mark) 13.1-648, an appropriate notice shall be sent to each Eligible Member in compliance with Virginia Code (section mark) 13.1-648, and no certificates shall be issued for any such Common Stock during the Lockup Period. The issuance and distribution of certificates therefor shall be deferred until the termination of the Lockup Period. All distributions of Common Stock, or of securities convertible into or exchangeable for Common Stock, as dividends or distributions on account of such uncertificated Common Stock subject to the Lockup may, at the discretion of Trigon Healthcare, also be subject to the Lockup.

     Section 10.5 Distribution of Certificates After Lockup. As soon as reasonably practicable after the expiration of the Lockup Period, Trigon Healthcare shall issue to each Eligible Member other than Odd Lot Holders, and shall issue to any Odd Lot Holder upon request, a certificate for the Common Stock being released from the Lockup, whereupon such Common

Stock shall cease to be in uncertificated form pursuant to Virginia Code (section mark) 13.1-648 and shall be represented by such certificate pursuant to Virginia Code (section mark) 13.1-647. Such certificates shall be mailed by Trigon Healthcare to Eligible Members or, with respect to Transfers of such Common Stock during the Lockup which Trigon Healthcare has recognized pursuant to Section 10.3, to the transferees, in each case at their addresses as they appear in the records of Trigon Healthcare. Any Odd Lot Holder who does not then request a certificate and who subsequently wishes to obtain a certificate for such shares of Common Stock may obtain a certificate therefor from Trigon Healthcare's transfer agent.

                                   ARTICLE XI

                            THE COMMONWEALTH PAYMENT

     Section 11.1 The Commonwealth Payment. As part of the Demutualization, Trigon Healthcare will make a payment in cash or a combination of cash and shares of Class C Stock to the Treasurer of the Commonwealth (the "Commonwealth Payment"), in addition to any shares of Common Stock that the Commonwealth may be entitled to receive as an Eligible Member, in an amount equal to the amount required to be paid by Virginia Code (section mark) 38.2-1005.1B.4. Within five
(5) business days after the Effective Date, Trigon Healthcare will advise the Treasurer of the Commonwealth of the amount of the Commonwealth Payment to be made in cash, which shall not be less than one-half ( 1/2) of the Commonwealth Payment, and the amount of the Commonwealth Payment to be made through issuance of Class C Stock. Within ten (10) business days of the Effective Date, Trigon shall make the Commonwealth Payment. In the event Trigon Healthcare elects to make part of the Commonwealth Payment through the issuance of Class C Stock, Trigon Healthcare shall issue to the Commonwealth such number of shares of Class C Stock as shall equal the amount of the Commonwealth Payment to be made through the issuance of Class C Stock divided by the Initial Stock Price.

     Section 11.2 Redemption of Class C Stock. The Class C Stock shall be redeemable by Trigon Healthcare at any time and if not sooner redeemed will be subject to mandatory redemption on June 30, 1998. The redemption price per share (the "Redemption Price") will equal the Initial Stock Price plus an amount equal to interest calculated on the Initial Stock Price from the Effective Date through the date of payment at a rate per annum equal to an appropriate market rate of interest ("MRI") determined by procedures agreed upon by Trigon Healthcare, the Attorney General of the Commonwealth and the Bureau of Insurance of the Commission. In the case of any redemption before June 30, 1998, the Redemption Price may be paid by delivery to the Commonwealth of an unsecured promissory note of Trigon Healthcare, in form and substance reasonably acceptable to the Commonwealth, in an amount equal to the Redemption Price with a due date of June 30, 1998 and bearing interest at the MRI. Any such promissory note may be prepaid in whole or in part by Trigon Healthcare at any time without penalty.

     Section 11.3 Class C Stock. (a) The Commonwealth shall not Transfer the Class C Stock, and without limitation thereto shall not grant any revocable or irrevocable proxy or other right to vote the Class C Stock to any Person other than the chairman or the president of Trigon Healthcare, except in accordance with this Section, and Trigon Healthcare shall not be bound by or obligated to recognize any Transfer not expressly authorized by this Section.

     (b) Pursuant to the terms of the Class C Stock, each share of Class C Stock shall (i) have a vote equal to one-tenth ( 1/10) of the vote of a share of Common Stock and (ii) not be Transferable.

     Section 11.4 Commonwealth Directors. Within fifteen (15) days after an order of the Commission approving the Plan, each of the Attorney General of the Commonwealth and the Joint Rules Committee will identify to Trigon Healthcare three (3) nominees for election or appointment to the Board of Trigon Healthcare (the "Nominee Lists") in accordance with procedures acceptable to Trigon Healthcare, and each of the Attorney General of the Commonwealth and the Joint Rules Committee. The persons on the Nominee Lists shall be citizens who do not hold public office and have no direct or indirect financial interest, except as a consumer, in Virginia BCBS. Before or within seven days after the Effective Date, Trigon Healthcare shall select two nominees (the "Commonwealth Nominees") from the Nominee Lists (one from the list submitted by the Attorney General of the Commonwealth and one from the list submitted by the Joint Rules Committee) and shall then cause them to become directors of Trigon Healthcare with immediate effect. Each of the Commonwealth Nominees shall be appointed to serve a three (3) year term as a director of Trigon Healthcare.

                                  ARTICLE XII

                             ADDITIONAL PROVISIONS

  Section 12.1 Restriction on Acquisition of Securities.

     (a) Subject to Section 12.1(b), no Person (or Persons acting in concert) may, directly or indirectly, without prior written consent of the Board of Trigon Healthcare, directly or indirectly offer to acquire or acquire the beneficial ownership of five (5) percent or more of the Common Stock or of any other class of capital stock of Trigon Healthcare entitled to vote in the election of directors generally, until after the fifth anniversary of the Effective Date. No Person other than the Commonwealth shall acquire or own any shares of Class C Stock.

     (b) Section 12.1(a) shall not be construed as preventing the payment or issuance to any Eligible Member of Common Stock issuable to such Eligible Member as Consideration to which such Eligible Member is entitled under the Plan if such Consideration comprises five (5) percent or more of the total number of shares of Common Stock that will be issued and outstanding immediately after the Demutualization; provided that any Eligible Member who receives as Consideration a number of shares of Common Stock equal to or greater than five (5) percent of the total number of shares of Common Stock that will be issued and outstanding immediately after the Demutualization (whether or not subject to any obligations under ERISA or any other law, regulation, or other obligation) may not, either alone or in concert with any other Person, offer to acquire or acquire the beneficial ownership of, or control over the acquisition or disposition of, or voting control over, any Common Stock other than Common Stock received as Consideration until after the fifth anniversary of the Effective Date unless, at the time of such offer or acquisition and immediately following such offer or acquisition, such Person would not, either alone or in concert with any other Persons, beneficially own, or have control over the acquisition or disposition of or voting control over, five (5) percent or more of the Common Stock.

     (c) This Section 12.1 shall be without prejudice to, and shall not effect the enforcement of, any provision of the articles of incorporation of Trigon Healthcare or any provision of law which may impose any other restriction by any Person (or Persons acting in concert) on the acquisition of Common Stock.

  Section 12.2 Commission-Free Sales and Round Up Program.

     (a) Trigon Healthcare shall establish a commission-free sales and round up program for small holders (the "Small Holders Program") which will begin at such time as may be determined by the Board of Trigon Healthcare, which time shall be no sooner than six months after the Effective Date and no later than eighteen months after the Effective Date. The Small Holders Program will allow eligible participants either to sell all of their Common Stock or to purchase sufficient Common Stock to round up their holding to 100 shares of Common Stock. The Small Holders Program shall continue for ninety days, and may be extended by the Board of Trigon Healthcare for such longer period as the Board of Trigon Healthcare determines to be appropriate.

     (b) The Board of Trigon Healthcare shall, not later than 30 days prior to the commencement of the Small Holders Program, determine:

          (i) the maximum number of shares, not to exceed 99 shares, received by an Eligible Member as Consideration as will entitle an Eligible Member to sell all of its Common Stock in the Small Holders Program; and

          (ii) the maximum number of shares, not to exceed 99 shares, received by an Eligible Member as Consideration as will entitle an Eligible Member to purchase in the Small Holders Program sufficient Common Stock to round up its holding to 100 shares of Common Stock.

     (c) All purchases and sales under the Small Holders Program will be at prevailing market prices and free of brokerage commissions, mailing charges, registration fees or other administrative or similar expenses.

     (d) Only Common Stock received by an Eligible Member as Consideration may be sold by such Eligible Member through the Small Holders Program. In determining the number of shares of Common Stock received by an Eligible Member as Consideration for the purpose of allowing such Eligible Member to participate in the Small Holders Program, shares of Common Stock otherwise allocable to such Eligible Member but in respect of which such Eligible Member receives cash Consideration in lieu of such shares of Common Stock shall be ignored.

  Section 12.3 Employee Benefit Plans.

     (a) To the extent, if any, that ERISA is applicable to an Eligible Member with respect to the receipt or disposition of the Consideration, all decisions made with respect to the Consideration shall be made by the Eligible Member (or by a fiduciary appointed by such Eligible Member) as a fiduciary independent of Virginia BCBS and Virginia BCBS shall not have any authority, responsibility or liability for such decisions. For any Employee Benefit Plan that is not subject to ERISA, all decisions made with respect to the Consideration shall be made solely by the Eligible Member (or by an agent of such Eligible Member) and Virginia BCBS shall not have any authority, responsibility or liability for such decisions.

     (b) Virginia BCBS has applied to the Department of Labor for an exemption from Sections 406 and 407(a) of the ERISA and Section 4975 of the Code with respect to the receipt of Consideration pursuant to the Plan by employee welfare plans subject to the provisions of such sections. Notwithstanding any other provision of the Plan, if such exemption is not received prior to the Effective Date, Virginia BCBS may delay payment of any cash Consideration to such Eligible Members and any dividends or other cash distributions on account of the Common Stock Consideration, and if not received prior to the end of the Lockup Period, may delay the distribution of shares of Common Stock to such Eligible Member, and may place such Consideration in an escrow or similar arrangement subject to terms and conditions approved by the Commission. Such escrow or similar arrangement shall provide for payment to Eligible Members of such Consideration not later than the third anniversary of the Effective Date. All costs and expenses of such escrow or similar arrangement shall be borne by Trigon Healthcare. Trigon Healthcare shall not be liable to any Eligible Member for interest on any cash amount to be escrowed, but, if the escrow is in an interest bearing account, then the interest accruing on any cash amount in such account (if any) shall first be used to offset costs and expenses of such escrow or similar arrangement or reimburse Trigon Healthcare for the costs and expenses of such escrow or similar arrangement incurred or paid by Trigon Healthcare, and thereafter shall accrue for the benefit of such Eligible Member.

     Section 12.4 Restriction on Management Options. Virginia BCBS shall not adopt prior to the Effective Date, and until the first annual meeting of stockholders of Trigon Healthcare after the Effective Date neither Trigon Healthcare nor Trigon Insurance shall adopt, any stock based compensation plan providing for awards to directors of Virginia BCBS, Trigon Healthcare or Trigon Insurance or to Senior Management, including without limitation any restricted stock, stock option, or stock appreciation rights plan.

     Section 12.5 Market for Common Stock. Trigon Healthcare shall arrange for the listing of the Common Stock on a national securities exchange (or for the Common Stock to be quoted on the National Association of Securities Dealers automated quotation system), and shall use its best efforts to maintain such listing (or quotation) for so long as Trigon Healthcare is a publicly traded company.

                                  ARTICLE XIII

                          ADJUSTMENTS TO COMMON STOCK

  Section 13.1 Adjustment to Allocable Shares.

     (a) Virginia BCBS may adjust, by vote of the Board of Virginia BCBS or a duly authorized committee thereof at any time before the Effective Date, the number of shares of Common Stock which comprise the Allocable Shares in order to effect a price per share in the Initial Public Offering which Virginia BCBS and the managing underwriters of the Initial Public Offering deem appropriate. Upon such adjustment, the number of shares of Common Stock which comprise the Aggregate Variable Component and the Aggregate Fixed Component shall be adjusted proportionately such that the number of shares of Common Stock which comprise the Aggregate Fixed Component shall continue to constitute 15% (fifteen percent) of the Allocable Shares and the number of shares of Common Stock which comprise the Aggregate Variable Component shall continue to constitute 85% (eighty five percent) of the Allocable Shares.

     (b) Virginia BCBS may make de minimis adjustments to the allocation of shares of Common Stock between the Aggregate Fixed Component of Consideration and the Aggregate Variable Component of Consideration to take account of and compensate for rounding adjustments.

     Section 13.2 Authority to Remedy Errors. Subject to the terms hereof, Trigon Healthcare may issue additional shares of Common Stock and take such other action as it considers appropriate to remedy errors and miscalculations made in connection with this Plan.

                                  ARTICLE XIV

                                OPEN ENROLLMENT

     Section 14.1 Open Enrollment. Virginia BCBS currently conducts an Open Enrollment Program pursuant to Virginia Code (section mark)(section mark) 38.2-4216.1 and 38.2-4229.1.D. Virginia Code (section mark) 38.2-4229.1.D provides, among other things, that Trigon Insurance shall continue to conduct an Open Enrollment Program pursuant to the provisions of Virginia Code
(section mark) 38.2-4216.1 after the Effective Date and shall not discontinue such Open Enrollment Program after the Effective Date without first giving the Commission twenty-four (24) months prior written notice in accordance with Virginia Code (section mark) 38.2-4229.1.D.

                                   ARTICLE XV

                                EFFECT OF MERGER

     Section 15.1 Continuity of Corporate Existence. Upon the Demutualization and the Merger of TMSI into Virginia BCBS as provided for in this Plan, all rights, franchises, licenses and interests of Virginia BCBS in and to every type of property, real, personal and mixed, and all choses in action, shall continue unaffected and uninterrupted by this transaction. This Plan shall not be construed to result in any reinsurance or in any real or constructive issuance or exchange of any insurance policy or contract or any other transfer of any assets, rights or obligations by Virginia BCBS. All obligations and liabilities of Virginia BCBS shall continue unaffected and uninterrupted by this Plan. No action or proceeding pending at the Effective Date to which Virginia BCBS is a party shall be abated or discontinued by reason of this transaction, but may be prosecuted to final judgment in the same manner as if this Plan had not been implemented. For all purposes, Trigon Insurance shall be deemed to have been organized on October 14, 1935, the initial date of incorporation of its ultimate predecessor.

     Section 15.2 Effect on Membership. As of the Effective Date, all Membership Interests in Virginia BCBS shall terminate, and all membership, residual, distributive, liquidating or analogous interests in Virginia BCBS as a nonstock corporation shall be extinguished on the Effective Date.

     Section 15.3 No Effect on Policies. This Plan will not alter the terms of insurance coverage provided by any insurance policies or contracts of insurance and will have no effect upon the insurance benefits or premiums payable under such policies or contracts.

                                  ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

     Section 16.1 Abandonment of Plan. The Board of Directors of Virginia BCBS or TMSI may abandon this Plan at any time before the Effective Date notwithstanding prior approval at the Special Meeting, approval by the Commission or approval by the sole shareholder of TMSI. No Person shall have any rights or claims against Virginia BCBS, TMSI, the Board of Directors of either Virginia BCBS or TMSI or their respective officers, directors, employees, or agents as a result of any abandonment of the Plan.

     Section 16.2 Amendment of Plan. Virginia BCBS and TMSI may amend this Plan and any filing made pursuant to this Plan at any time before or after the Effective Date. No amendment made after the Hearing shall change the Plan in a way which the Commission determines is materially adverse to the Members, unless a further public hearing is held on the amendment at which the Plan as amended shall be approved if the Plan with such amendment would have been approved at the Hearing. Unless the Commission determines that such amendment is materially adverse to the Members, the Plan as amended need not be submitted for reconsideration by Members if the amendment is made after this Plan has been approved by Voting Members at the Special Meeting.

     Section 16.3 Subsequent Corporate Actions. The Restated Articles and Restated Bylaws may be amended or further amended after the Effective Date in accordance with applicable Virginia law.

     Section 16.4 Interpretation of Plan. This Plan and any filing made pursuant to this Plan shall be interpreted in good faith by Virginia BCBS and TMSI, and such interpretations shall be binding upon all Members and other Persons.

                                                                       EXHIBIT 1

                               ARTICLES OF MERGER

                 MERGING TRIGON MERGER SUB, INC. WITH AND INTO

                     BLUE CROSS AND BLUE SHIELD OF VIRGINIA

                               DOING BUSINESS AS

                         TRIGON BLUE CROSS BLUE SHIELD (1)

                                   Article 1.

     Section 1.1 Plan of Merger. A true copy of the Amended and Restated Plan of Demutualization (hereinafter called the "Plan") is attached as Appendix 1 and made a part of this instrument. The Plan is styled "Blue Cross and Blue Shield of Virginia -- Amended and Restated Plan of Demutualization" and constitutes a plan of merger within the meaning of Virginia Code (section mark) 13.1-722.1 and Virginia Code (section mark) 13.1-898.1. As more fully set forth in the Plan, Trigon Merger Sub, Inc. ("TMSI"), a Virginia stock corporation and a wholly owned subsidiary of Trigon Healthcare, Inc., a Virginia stock corporation, is hereby merged (the "Merger") with and into Blue Cross and Blue Shield of Virginia, a Virginia nonstock corporation ("Virginia BCBS"). In the Merger, and as more fully set forth in the Plan, Virginia BCBS shall be the surviving corporation, shall become a Virginia stock corporation, the Articles of Incorporation and Bylaws of Virginia BCBS shall be restated in the form of those attached as Exhibits 3A and 3B, respectively, to the Plan, and the name of Virginia BCBS shall be changed to Trigon Insurance Company.

                                   Article 2.

     Section 2.1 Commission Approval. The Plan constitutes a plan of conversion within the meaning of Virginia Code (section mark)(section mark) 38.2-1005 and
38.2-1005.1 and accordingly requires Commission approval. On         , 1996, the
Virginia State Corporation Commission (the "Commission") issued an order approving the Plan.

                                   Article 3.

     Section 3.1 Approval by Board of TMSI. The Plan was approved by the Board
of Directors of TMSI on         .

     Section 3.2 Approval by Shareholder. The Plan was adopted by the unanimous
written consent of the sole shareholder of TMSI on         .

                                   Article 4.

     Section 4.1 Approval by Board of Directors of Virginia BCBS. The Plan was
approved by the Board of Directors of Virginia BCBS on         .

     Section 4.2 Meeting of Members of Virginia BCBS. The Plan was submitted to the members of Virginia BCBS by the Board of Directors of Virginia BCBS in accordance with the Virginia Nonstock Corporation Act. The Plan was adopted by
the members of Virginia BCBS at the Meeting on         , 1996.

     Section 4.3 Votes Entitled to be Cast by Members. The members of Virginia
BCBS were entitled to cast    votes upon the Plan at the Meeting. No members of
Virginia BCBS were entitled to vote on the Plan as a separate class or voting group.

     Section 4.4 Quorum at Meeting. The bylaws of Virginia BCBS provide that at any annual or special meeting of members of Virginia BCBS, members holding 5% of the votes entitled to be cast represented in person or by proxy shall constitute

(1) The dates that have been left blank in these pro forma Articles of Merger will be completed after the relevant information has become available and prior to filing.

a quorum. At the Meeting, members holding    votes entitled to be cast were
represented in person or by proxy at the Meeting, constituting a quorum pursuant to the Virginia Nonstock Corporation Act and the bylaws of Virginia BCBS.

     Section 4.5 Adoption of Plan by Members. At the Meeting    votes were cast
in favor of the Plan,    votes were cast against the Plan and    votes
abstained. The Virginia Nonstock Corporation Act requires that the Plan be approved by more than two-thirds of the votes cast on the Plan at the Meeting.
The votes cast in favor of the Plan constitute    % of the votes cast at the
Meeting. Accordingly, the total number of undisputed votes cast for the Plan was sufficient for approval of the Plan by the members of Virginia BCBS.

     IN WITNESS WHEREOF, these Articles of Merger have been executed by Virginia
BCBS and TMSI as of this       day of         1996.

                                         BLUE CROSS AND BLUE SHIELD OF VIRGINIA

                                         By:
                                           Name:
                                           Title:

                                         TRIGON MERGER SUB, INC.

                                         By:
                                           Name:
                                           Title:

                                                                       EXHIBIT 2

                        ACTUARIAL CALCULATION MEMORANDUM

 1. This Memorandum is Exhibit 2 to the Amended and Restated Plan of Demutualization (the "Plan") of Blue Cross and Blue Shield of Virginia ("Virginia BCBS") dated as of May 31, 1996. All terms defined in the Plan shall have in this Memorandum the meaning given them in the Plan.

 2. This Memorandum describes the methodologies and assumptions used to determine the number of shares of Common Stock that are to be allocated to each Eligible Member under the terms of the Plan. Virginia BCBS's actuarial consultants have made such determination in accordance with these methodologies and assumptions.

 3. In this Memorandum, the following terms are used. Opposite each term is a description of that term as such term is applied in the business of Virginia BCBS.

         Group Insurance Policy: A policy that provides insurance coverage to a number of Primary Insureds. For example, an employer may hold an insurance policy pursuant to which employees of that employer are accorded healthcare coverage.

         Individual Insurance Policy: A policy that is issued to an individual person. In many cases, individual insurance policies provide healthcare coverage to the individual and to family members of that individual.

         Administrative Services Contract or ASO Contract: A contract pursuant to which Virginia BCBS or one of its subsidiaries provides administrative services for the provision of healthcare benefits to a group. An Administrative Services Contract is not an insurance policy, and the person or entity that enters into the contract with Virginia BCBS is not a Policyholder and is therefore not a Member of Virginia BCBS. For example, an employer may engage Virginia BCBS to provide administrative services (but not insurance coverage) to manage the provision by that employer of self-funded healthcare coverage to that employer's employees. Virginia BCBS adjudicates and processes the payments of benefits to those employees, but is not an insurer of that coverage.

         Stop loss insurance policy: An insurance policy issued to a group or entity that provides insurance coverage if healthcare costs payable by that group or entity exceed a pre-agreed dollar limit, either for a single Covered Life within that group or for the entire group in the aggregate. These policies are typically issued to groups that also hold Administrative Services Contracts.

         Member: The word Member shall have the meaning set forth in the Plan. A holder of a Group or Individual Insurance Policy issued by Virginia BCBS is a Member. Customers who enter into Administrative Services Contracts with Virginia BCBS are not Members unless and except to the extent they have stop loss or other policies of insurance issued by Virginia BCBS.

         Primary Insured: In the case of an Individual Insurance Policy, the individual who holds the policy and in whose name the insurance coverage is issued, and in the case of a Group Insurance Policy, each individual in whose name the insurance coverage is issued, but not the dependents of such individuals.

         Covered Life: A person covered by a Group Insurance Policy or an Individual Insurance Policy. This includes Primary Insureds and dependents of Primary Insureds.

         Surplus Contribution Factor or SCF: With respect to each calendar year 1988 through 1995, and with respect to each MPL, the contribution to surplus derived from adjusted net earnings during the years 1988 through 1995, divided by the number of Covered Lives.

         Future Contribution Factor or FCF: With respect to each MPL, the discounted value, as of December 31, 1995, of future net earnings anticipated to be earned in the years 1996 through 2015 divided by the number of Covered Lives as of December 31, 1995.

 4. The actuarial calculations performed pursuant hereto have been based on a calculation date of December 31, 1995 (the Actuarial Calculation Date). Historic contributions have been measured for defined periods prior to that date, and future projected contributions have been measured for a defined period subsequent to that date.

 5. A portion of the Aggregate Fixed Component of the Allocable Shares will be allocated to each Eligible Member in proportion to the number of votes held by that Eligible Member relative to the total number of votes held by all Eligible Members as of December 31, 1995. For this purpose, the number of votes held by an Eligible Member shall be based on the voting entitlements set forth in Article I, Section 1 of the bylaws of Virginia BCBS. This section provides that each Member of Virginia BCBS by virtue of an individual policy of insurance shall be entitled to one vote, irrespective of the number of individual policies held. Each Member of Virginia BCBS by virtue of a group policy of insurance shall be entitled to a number of votes equal to the number of Primary Insureds covered under the group policy as determined by reference to Virginia BCBS' monthly enrollment report as of December 31, 1995. In the event a group holds more than one policy, the Primary Insureds under each policy will be identified and duplicates eliminated with the effect that the group receives only one vote for each Primary Insured.

 6. The Aggregate Variable Component shall be allocable to Eligible Members as described in paragraphs 7 through 16.

 7. The business of Virginia BCBS has been segmented into Major Product Lines ("MPLs"). A determination has been made as to the contribution to the surplus of Virginia BCBS of each MPL for each calendar year.

 8. The following criteria were considered in segmenting the business of Virginia BCBS into MPLs:

    8.1 The Membership Interest (or the lack of any Membership Interest) is similar within each MPL, and each MPL should therefore consist entirely of Members or of Customers that are not Members.

    8.2 Each MPL is relatively homogeneous, such that rating mechanisms, group sizes and underwriting requirements are consistent within each MPL.

    8.3 Each MPL is large enough to preserve experience credibility. MPLs with relatively small numbers of Covered Lives would have historical experience not sufficiently credible for use as a basis of allocation. Therefore, to preserve actuarial credibility, small homogeneous groupings were combined with similar groups.

 9. Based on these criteria, the business of Virginia BCBS (including the business of its subsidiaries) was divided into the following MPLs.

    MPL 1: Fully Self-Funded Groups: These are groups that hold only administrative service contracts with Virginia BCBS. There is no risk transfer and no insurance policy involved. These Customers are not Members in Virginia BCBS.

    MPL 2: Partially Self-Funded Groups: These are groups with more than 50 Primary Insureds that hold both Administrative Services Contracts and a stop loss or other insurance policy with Virginia BCBS. These customers are Members by virtue of the stop loss insurance policy or other insurance policy.

    MPL 3: Stop Loss and Other Insurance Policies: This MPL is comprised of groups that hold a stop loss or other insurance policies. These include partially self-funded groups described in MPL 2 above, and certain HMO and TPA groups described in MPL 14.

    MPL 4: Experience Rated Groups: These are generally fully insured, experience rated groups with 50 or more Primary Insureds.

    MPL 5: Small Business Groups: These are fully insured groups with 2 through 14 Primary Insureds.

    MPL 6: Community Rated Groups: These are fully insured groups with 15 through 49 Primary Insureds.

    MPL 7: Individual Under 65 Underwritten: This MPL consists mainly of individual Members who are under the age of 65 and who were insured under terms other than those of MPL 10. This MPL includes a small block of long term care business with some Policyholders older than age 65.

    MPL 8: Medicare Supplement Underwritten Insurance: This MPL consists of individual Members who were issued Medicare supplement policies under terms other than those policies issued under the terms of MPL 11.

    MPL 9: Student Insurance: This MPL consists of groups fully insured through the Virginia BCBS college student program.

    MPL 10: Individual Under 65 Open Enrollment: This MPL consists of individual Members who are under the age of 65 and insured by Virginia BCBS through its open enrollment program or through a conversion from a group to an individual policy.

    MPL 11: Medicare Supplement Open Enrollment: This MPL consists of Members who were issued Medicare supplement policies on a guaranteed issue basis or who are enrolled in the Medicare disabled program.

    MPL 12: Federal Employees: This MPL represents the portion of the federal employee program administered by Virginia BCBS. Its enrollees are not Members in Virginia BCBS.

    MPL 13: Medicare Intermediary: This MPL represents the portion of the Medicare Part A program administered by Virginia BCBS as an intermediary. Its enrollees are not Members in Virginia BCBS.

    MPL 14: Subsidiaries: This MPL consists of customers of subsidiaries of Virginia BCBS, including those of its HMO and third party administration (TPA) subsidiaries. In general, these customers are not Members of Virginia BCBS. However, some HMO and TPA group Customers have stop loss or other insurance arrangements with Virginia BCBS. These groups are included in MPL 3. MPL 14 also includes ineligible long term care coverage provided to Trigon's employees.

10. The portion of the Aggregate Variable Component to be allocated to each Eligible Member shall be allocated in proportion to that Eligible Member's past contribution to the surplus of Virginia BCBS and expected future contribution to the surplus of Virginia BCBS relative to all Eligible Members' past and expected future contributions to the surplus of Virginia BCBS. The contribution to surplus of each Eligible Member will be determined using Surplus Contribution Factors and Future Contribution Factors derived from the aggregate experience within each MPL.

11. Contributions to the surplus of Virginia BCBS for each calendar year were measured using adjusted net earnings calculated according to Generally Accepted Accounting Principles (GAAP), subject to adjustments required to more fairly attribute contributions to time periods. Certain corporate items (for example, federal income tax, corporate expenses and investment income) were allocated to each MPL.

12. Historical contributions to surplus for each MPL were determined for each of the eight calendar years commencing 1988 and ending 1995.

13. An anticipated future contribution to surplus from policies in force on the Actuarial Calculation Date was determined with respect to such policies for the years 1996 through 2015, using actuarial assumptions with respect to persistency, premium trend, interest rates, future federal income tax rates, and pre-tax profit margins attributable to each MPL.

14. For each MPL and for each of the eight calendar years 1988 through 1995, a contribution per Covered Life (Surplus Contribution Factor or SCF), was determined by dividing the surplus contribution for that year and for that MPL by the estimated number of Covered Lives for that year and MPL. For the future years 1996 through 2015, a contribution per Covered Life (Future Contribution Factor or FCF) was determined by dividing the discounted value of future contributions to surplus for that MPL by the number of Covered Lives as of the Actuarial Calculation Date. For the purpose of calculating SCFs and FCFs, Covered Lives were determined as follows.

    14.1 For each calendar year and MPL, the total number of Primary Insureds as of the end of the year was determined. A factor representing the estimated average number of Covered Lives per Primary Insured for that year and MPL was applied to the total number of Primary Insureds. The product for that year represents the estimated total number of Covered Lives for that year and MPL.

    14.2 For all periods other than calendar year 1988, the number of Covered Lives was estimated using Primary Insured counts from enrollment reports generated by Virginia BCBS as of the end of the relevant calendar year. For calendar year 1988, the number of Covered Lives was estimated using Primary Insured counts from enrollment reports generated by Virginia BCBS as of December 31, 1989.

15. For each Eligible Member, the number of Covered Lives was estimated for each year end, and a determination was made as to which MPL that Eligible Member was associated for each year.

    15.1 For each Eligible Member, Covered Lives were estimated by multiplying factors to that Eligible Member's number of Primary Insureds at each year end. These factors represent an estimate of the number of Covered Lives per Primary Insured for that Eligible Member's relevant MPL and coverage type category. For the purpose of determining these factors, three coverage type categories were used: Primary Insured only, Primary Insured and minor, and family.

    15.2 For each Eligible Member and all years other than 1988, the MPL association was determined and the number of Covered Lives was estimated using Primary Insured enrollment records as of the end of the relevant calendar year.

         For 1988, the MPL association was determined and the number of Covered Lives was estimated using Primary Insured enrollment records as of December 31, 1989.

    15.3 For each Group Insurance Policy that became effective prior to 1991, it was assumed that such group belonged to the same MPL on December 31, 1988, December 31, 1989 and/or December 31, 1990 that such group belonged to as of December 31, 1991, and that such group's Primary Insured counts as of December 31, 1988, December 31, 1989 and/or December 31, 1990 were the same as they were on December 31, 1991.

    15.4 The earliest year from which an Eligible Member shall participate in the allocation of the Aggregate Variable Component shall be the earliest year from which such Eligible Member was most recently and continuously a Member of Virginia BCBS. For this purpose, continuous membership status shall be determined in accordance with the usual procedures of Virginia BCBS including, without limitation, retroactive reinstatement.

16. For each Eligible Member, the SCF (calculated as described in paragraph 14 of this Actuarial Calculation Memorandum) associated with the MPL to which that Eligible Member belonged at each time period will be multiplied by that Eligible Member's estimated number of Covered Lives at that time period; the FCF will be multiplied by the number of Covered Lives as of the Actuarial Calculation Date.

17. The product of each of the SCFs and Covered Lives determined for each Eligible Member for each time period, and the product of the FCF and Covered Lives as of the Actuarial Calculation Date will be aggregated for each Eligible Member. If this aggregate is a negative amount for any Eligible Member, then that Eligible Member's total past and expected future surplus contributions shall be deemed to be zero.

ILLUSTRATIONS

     NOTE: The numbers used in the following illustrations are for example only and do not necessarily represent the actual experience of any Eligible Member or MPL.

     Illustration 1: Surplus Contribution Factor Calculation

     In 1991, an MPL had a Surplus Contribution of $9,690,000 and an estimated 46,889 Covered Lives. The 1991 SCF for that MPL would be $206.66.

                          $9,690,000/46,889 = $206.66

     Illustration 2: -- Allocable Shares Calculation for an Eligible Member That Holds an Individual Insurance Policy

     An Eligible Member's individual policy was in force from 1991 through and including December 31, 1995.

     The first step is to allocate the Eligible Member's portion of the Aggregate Fixed Component. The second step is to allocate the Eligible Member's portion of the Aggregate Variable Component.

     Fixed Component Share: Assume that the total number of votes held by all Eligible Members as of December 31, 1995 is 700,830 votes, and the total number of shares of Common Stock comprising the Aggregate Fixed Component is 9,600,000. As an individual policy, the policy has one vote. The Eligible Member's allocation of the Aggregate Variable Component would be 13.7 shares calculated as follow:



                     1 x 9,600,000 shares = 13.7 shares
                         ---------
                           700,830

     Variable Component Share: The following chart represents the SCF derived for the Eligible Member's MPL for each year from 1991 forward.



             Covered                   Surplus
Year          Lives        SCF       Contribution     Contribution

1988            0        $  9.54       $   0.00
1989            0         462.61           0.00
1990            0         298.67           0.00
1991            1         206.66         206.66
1992            1         124.93         124.93
1993            1          62.69          62.69
1994            1         168.93         168.93
1995            1         147.99         147.99
Subtotal                                                $ 711.20




              Covered                    Future
   Year        Lives        FCF       Contribution     Contribution

1996-2015        1         254.08         254.08           254.08

Total                                                    $ 965.28


     Assume that the total Surplus Contribution for all Eligible Members is $649,144,479.81 and the total number of shares of Common Stock comprising the Aggregate Variable Component is 54,400,000. The Eligible Member's allocation of the Aggregate Variable Component would be 80.9 shares calculated as follow:



                 $965.28     x 54,400,000 shares = 80.9 shares
             ---------------
             $649,144,479.81


     The total shares of Common Stock allocable as Allocable Shares to the Eligible Member is the rounded sum of these two allocations:



Fixed Component Shares           13.7
Variable Component Shares      + 80.9

Total Shares Allocated:         94.6, which is rounded to 95.


     Illustration 3: Allocable Shares Calculation for an Eligible Member That Holds a Group Insurance Policy

     An Eligible Member's group policy was in force from 1985 through and including December 31, 1995. The first step is to allocate the Eligible Member's portion of the Aggregate Fixed Component. The second step is to allocate the Eligible Member's portion of the Aggregate Variable Component.

     Fixed Component Share Allocation: Assume that the total number of votes held by all Eligible Members as of December 31, 1995 is 700,830 votes, and the total number of shares of Common Stock comprising the Aggregate Fixed Component is 9,600,000. The group policy has a total of 13 votes as of December 31, 1995. The Eligible Member's allocation of the Aggregate Fixed Component would be 178.1 shares calculated as follow:



                      13 x 9,600,000 shares = 178.1 shares
                           ---------
                             700,830

     Variable Component Share Allocation: The following chart represents the estimated number of Covered Lives and the SCF derived for the Eligible Member's MPL for each year.



             Covered                         Surplus
Year          Lives           SCF          Contribution     Contribution

1988            10       $   -41.76      $  -417.60
1989            10            45.85          458.50
1990            10           125.07        1,250.71
1991            10           148.15        1,481.50
1992             9           287.99        2,591.91
1993            11           185.69        2,042.59
1994            12           136.65        1,639.80
1995            13            78.67        1,022.71
Subtotal                                                  $ 10,070.12




              Covered                    Future
   Year        Lives        FCF       Contribution     Contribution

1996-2015        13        225.84        2,935.92          2,935.92
Total                                                   $ 13,006.04


     Assume that the total Surplus Contribution for all Eligible Members is $649,144,479.81 and the total number of shares of Common Stock comprising the Aggregate Variable Component is 54,400,000. The Eligible Member's allocation of the Aggregate Variable Component would be 1,089.9 shares calculated as follows:



               $13,006.04    x 54,400,000 shares = 1,089.9 shares
             ---------------
             $649,144,479.81


     The total shares of Common Stock allocable as Allocable Shares to the Eligible Member is the sum of these two allocations:



Fixed Component Shares            178.1
Variable Component Shares     + 1,089.9

Total Shares Allocated:           1,268

                                                                       EXHIBIT 3

                       RESTATED ARTICLES OF INCORPORATION

                                 AND NEW BYLAWS

                                       OF

                            TRIGON INSURANCE COMPANY
               (FORMERLY BLUE CROSS AND BLUE SHIELD OF VIRGINIA)

                                                                      EXHIBIT 3A

               AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

                            TRIGON INSURANCE COMPANY

             FORMERLY NAMED BLUE CROSS AND BLUE SHIELD OF VIRGINIA

                                   ARTICLE I

                                      NAME

     The name of the Corporation is Trigon Insurance Company.

                                   ARTICLE II

                                    PURPOSE

     2.1 General Purpose. The Corporation is organized to operate as a Virginia stock insurance company, and to engage in any lawful business not required by the Virginia Stock Corporation Act to be stated in the Articles of Incorporation.

     2.2 Specific Lines of Insurance. Without in any way limiting or expanding the preceding sentence, the specific classes of insurance which the Corporation proposes to write includes the following classes of insurance:

     (a) accident and sickness insurance;
     (b) credit accident and sickness insurance;
     (c) life insurance;
     (d) variable life insurance;
     (e) annuities;
     (f) variable annuities;
     (g) credit life insurance; and
     (h) industrial life insurance.

                                  ARTICLE III

                               AUTHORIZED SHARES

     3.1 Number and Designation. The number and designation of shares that the Corporation shall have authority to issue and the par value per share are as follows:



  Class       Number of Shares     Par Value

Common             200,000          $ 10.00
Preferred              100          $  0.01


     3.2 Preemptive Rights. No holder of outstanding shares shall have any preemptive right with respect to, or to subscribe for or purchase (i) any shares of any class of the Corporation, whether now or hereafter authorized, including without limitation shares issued for cash, property or services or as a dividend or otherwise (ii) any warrants, rights or options to purchase any such shares, or (iii) any obligations convertible into any such shares or into warrants, rights or options to purchase any such shares.

                                   ARTICLE IV

                                PREFERRED SHARES

     4.1 Issuance in Series. The Board of Directors is authorized to issue the Preferred Shares from time to time in one or more series and to provide for the designation, preferences, limitations and relative rights of the shares of each series by the adoption of Articles of Amendment to the Articles of Incorporation of the Corporation setting forth:

          (a) The maximum number of shares in the series and the designation of the series, which designation shall distinguish the shares thereof from the shares of any other series or class;

          (b) Whether shares of the series shall have special, conditional or limited voting rights, or no right to vote, except to the extent prohibited by law;

          (c) Whether shares of the series are redeemable or convertible (x) at the option of the Corporation, a shareholder or another Person or upon the occurrence of a designated event, (y) for cash, indebtedness, securities or other property, and (z) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

          (d) Any right of holders of shares of the series to distributions, calculated in any manner, including the rate or rates of dividends, and whether dividends shall be cumulative, noncumulative or partially cumulative;

          (e) The amount payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

          (f) Any preference of the shares of the series over the shares of any other series or class with respect to distributions, including dividends, and with respect to distributions upon the liquidation, dissolution or winding up of the affairs of the Corporation; and

          (g) Any other preferences, limitations or specified rights (including a right that no transaction of a specified nature shall be consummated while any shares of such series remain outstanding except upon the assent of all or a specified portion of such shares) now or hereafter permitted by the laws of the Commonwealth of Virginia and not inconsistent with the provisions of this Section 4.1.

     4.2 Articles of Amendment For Issuance. Before the issuance of any shares of a series, Articles of Amendment establishing such series shall be filed with and made effective by the State Corporation Commission of Virginia, as required by law.

                                   ARTICLE V

                                 COMMON SHARES

     5.1 Voting Rights. The holders of outstanding Common Stock shall, to the exclusion of the holders of any other class of shares of the Corporation, have the sole power to vote for the election of directors and for all other purposes without limitation, except (i) as otherwise provided in the Articles of Amendment establishing any series of Preferred Shares or (ii) as may be required by law.

     5.2 Distributions. Subject to the rights of the holders of shares, if any, ranking senior to the Common Stock as to dividends or rights in liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Stock shall be entitled to distributions, including dividends, when declared by the Board of Directors and to the net assets of the Corporation upon the liquidation, dissolution or winding up of the affairs of the Corporation.

                                   ARTICLE VI

                                   DIRECTORS

     The number of directors of the Corporation shall be fixed in the bylaws. The number of directors shall be divided into three groups with each group containing one third of the total, as nearly equal in number as possible. The terms of the directors in the first group shall expire at the first annual meeting of shareholders. The terms of the directors in the second group shall expire at the second annual meeting of shareholders and the terms of directors in the third group shall expire at the third annual meeting of shareholders. At each annual meeting of shareholders, one group of directors shall be elected for a term of three years to succeed those whose terms expire.

                                  ARTICLE VII

                     REGISTERED OFFICE AND REGISTERED AGENT

     The address of the registered office of the Corporation, which is located in the City of Richmond, Virginia, is:

                               2015 Staples Mill Road
                               Richmond, VA 23230

     The registered agent of the Corporation is Jeanette D. Rogers, whose business office is identical with the registered office and who is a resident of Virginia and a member of the Virginia State Bar.

                                  ARTICLE VIII

                     LIMIT ON LIABILITY AND INDEMNIFICATION

     8.1 Definitions. For purposes of this Article the following definitions shall apply:

          (a) "Corporation" means this Corporation and each predecessor entity of this Corporation, but no other legal entity;

          (b) "expenses" include counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification;

          (c) "liability" means the obligation to pay a judgment, settlement, penalty, fine, or other such obligation, including, without limitation, any excise tax assessed with respect to an employee benefit plan;

          (d) "legal entity" means a corporation, partnership, joint venture, trust, employee benefit plan or other enterprise;

          (e) "predecessor entity" means a legal entity the existence of which ceased upon its acquisition by the Corporation in a merger or otherwise; and

          (f) "proceeding" means any threatened, pending, or completed action, suit, proceeding or appeal whether civil, criminal, administrative or investigative and whether formal or informal.

     8.2 Limit on Liability. In every instance in which the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of liability of directors or officers of a corporation to the corporation or its shareholders, the directors and officers of this Corporation shall not be liable to the Corporation or its shareholders.

     8.3 Indemnification of Directors and Officers. The Corporation shall indemnify any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Corporation) because such individual is or was a director or officer of the Corporation or because such individual is or was serving the Corporation, or any other legal entity in any capacity at the request of the Corporation while a director or officer of the Corporation, against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of such individual's willful misconduct or knowing violation of the criminal law. Service as a director or officer of a legal entity controlled by the Corporation shall be deemed service at the request of the Corporation. The determination that indemnification under this Section 8.3 is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a director, as provided by law, and in the case of an officer, as provided in Section 8.4 of this Article; provided, however, that if a majority of the directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the Board of Directors and such person. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to such director's or officer's ability to make repayment. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make such director or officer ineligible for indemnification. The Corporation is authorized to contract in advance to indemnify and make advances and reimbursements for expenses to any of its directors or officers to the same extent provided in this Section 8.3.

     8.4 Indemnification of Others. The Corporation may, to a lesser extent or to the same extent that it is required to provide indemnification and make advances and reimbursements for expenses to its directors and officers pursuant to Section 8.3, provide indemnification and make advances and reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any person serving any other legal entity in any capacity at the request of the Corporation, and may contract in advance to do so. The determination that indemnification under this
Section 8.4 is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law. No person's rights under Section 8.3 of this Article shall be limited by the provisions of this Section 8.4.

     8.5 Miscellaneous. The rights of each person entitled to indemnification under this Article shall inure to the benefit of such person's heirs, executors and administrators. Special legal counsel selected to make determinations under this Article may be counsel for the Corporation. Indemnification pursuant to this Article shall not be exclusive of any other right of indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others. However, no person shall be entitled to indemnification by the Corporation to the extent such person is indemnified by another, including an insurer. The Corporation is authorized to purchase and maintain insurance against any liability it may have under this Article or to protect any of the persons named above against any liability arising from their service to the Corporation or any other legal entity at the request of the Corporation regardless of the Corporation's power to indemnify against such liability. The provisions of this Article shall not be deemed to preclude the Corporation from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above. If any provision of this Article or its application to any person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions or applications of this Article, and to this end the provisions of this Article are severable.

     8.6 Amendments. No amendment, modification or repeal of this Article shall diminish the rights provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.

                                                                      EXHIBIT 3B

                            TRIGON INSURANCE COMPANY

                                     BYLAWS

                            Adopted          , 1996

                               TABLE OF CONTENTS

                                   ARTICLE I
                            MEETINGS OF SHAREHOLDERS



1.1    Place and Time of Meetings........................................ 3
1.2    Annual Meeting.................................................... 3
1.3    Special Meetings.................................................. 3
1.4    Record Dates...................................................... 3
1.5    Notice of Meetings................................................ 3
1.6    Waiver of Notice; Attendance at Meeting........................... 3
1.7    Quorum and Voting Requirements.................................... 3
1.8    Action Without Meeting............................................ 4


                                   ARTICLE II
                                   DIRECTORS



2.1    General Powers.................................................... 4
2.2    Number, Term and Election......................................... 4
2.3    Removal; Vacancies................................................ 4
2.4    Annual and Regular Meetings....................................... 4
2.5    Special Meetings.................................................. 4
2.6    Notice of Meetings................................................ 4
2.7    Waiver of Notice; Attendance at Meeting........................... 5
2.8    Quorum; Voting.................................................... 5
2.9    Telephonic Meetings............................................... 5
2.10   Action Without Meeting............................................ 5
2.11   Compensation...................................................... 5


                                  ARTICLE III
                            COMMITTEES OF DIRECTORS



3.1    Committees........................................................ 5
3.2    Limitation on Authority of Committees............................. 5
3.3    Committee Meetings; Miscellaneous................................. 5
3.4    Executive Committee............................................... 5
3.5    Authority of Executive Committee.................................. 6


                                   ARTICLE IV
                                    OFFICERS



4.1    Officers.......................................................... 6
4.2    Election; Term.................................................... 6
4.3    Removal of Officers............................................... 6
4.4    Duties of Officers................................................ 6


                                   ARTICLE V
                               SHARE CERTIFICATES



5.1    Form.............................................................. 6
5.2    Transfer.......................................................... 6
5.3    Restrictions on Transfer.......................................... 6
5.4    Lost or Destroyed Share Certificates.............................. 7


                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS



6.1    Corporate Seal.................................................... 7
6.2    Fiscal Year....................................................... 7
6.3    Amendments........................................................ 7

                            TRIGON INSURANCE COMPANY

                                     BYLAWS

                                   ARTICLE I

                            MEETINGS OF SHAREHOLDERS

     1.1 Place and Time of Meetings. Meetings of shareholders shall be held at such place, either within or without the Commonwealth of Virginia, and at such time, as may be provided in the notice of the meeting and approved by the Chairman of the Board of Directors (the "Chairman"), the President or the Board of Directors.

     1.2 Annual Meeting. The annual meeting of shareholders, shall be held on the second Wednesday in June of each year, or on such date, as may be designated by resolution of the Board of Directors from time to time for the purpose of electing directors and conducting such other business as may properly come before the meeting.

     1.3 Special Meetings. Special meetings of the shareholders may be called by the Chairman, the President or the Board of Directors and shall be called by the Secretary upon demand of shareholders as required by law. Only business within the purpose or purposes described in the notice for a special meeting of shareholders may be conducted at the meeting.

     1.4 Record Dates. The Board of Directors may fix, in advance, a record date to make a determination of shareholders entitled to notice of, or to vote at, any meeting of shareholders, to receive any dividend or for any purpose, such date to be not more than 70 days before the meeting or action requiring a determination of shareholders. If no such record date is set then the record date shall be the close of business on the day before the date on which the first notice is given.

     When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made, such determination shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     1.5 Notice of Meetings. Written notice stating the place, day and hour of each meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than 60 days before the date of the meeting (except when a different time is required in these Bylaws or by law) either personally or by mail, telephone, telegraph, teletype, telecopy or other form of wire or wireless communication, or by private courier, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be effective when deposited in first class United States mail with postage thereon prepaid, addressed to the shareholder at his or her address as it appears on the share transfer books of the Corporation. If given in any other manner, such notice shall be deemed to be effective (i) when given personally or by telephone, (ii) when sent by telegraph, teletype, telecopy or other form of wire or wireless communication or
(iii) when given to a private courier to be delivered.

     If a meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for an adjourned meeting is fixed, notice of the adjourned meeting shall be given to shareholders as of the new record date, unless a court provides otherwise.

     1.6 Waiver of Notice; Attendance at Meeting. A shareholder may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records.

     A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     1.7 Quorum and Voting Requirements. Unless otherwise required by law, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Less than a quorum may adjourn a meeting.

     1.8 Action Without Meeting. Action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting and without action by the Board of Directors if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders and delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records. Action taken by unanimous consent shall be effective according to its terms when all consents are in the possession of the Corporation, unless the consent specifies a different effective date, in which event the action taken shall be effective as of the date specified therein provided that the consent states the date of execution by each shareholder. A shareholder may withdraw a consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation.

     If not otherwise fixed pursuant to the provisions of Section 1.5, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent described in the preceding paragraph.

                                   ARTICLE II

                                   DIRECTORS

     2.1 General Powers. The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

     2.2 Number, Term and Election. The number of directors of the Corporation shall be fixed by the board of directors, but shall not be less than eleven (11) nor more than twenty (20). Only the shareholders may increase or decrease such minimum or maximum number of directors. No decrease in number shall have the effect of shortening the term of any incumbent director. Each director shall hold office until his or her death, resignation, retirement or removal or until his or her successor is elected.

     Except as provided in Section 2.3 of this Article, the directors (other than initial directors) shall be elected by the holders of the Common shares at the annual meeting of shareholders, and those persons who receive the greatest number of votes shall be deemed elected even though they do not receive a majority of the votes cast. No individual shall be named or elected as a director without his or her prior consent.

     2.3 Removal; Vacancies. The shareholders may remove one or more directors, with or without cause, if the number of votes cast to remove him or her constitutes a majority of the votes entitled to be cast at an election of directors. A director may be removed by the stockholders only at a meeting called for the purpose of removing him or her and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the director.

     A vacancy on the Board of Directors, including a vacancy resulting from the removal of a director or an increase in the number of directors, may be filled by (i) the shareholders, (ii) the Board of Directors or (iii) the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, and may, in the case of a resignation that will become effective at a specified later date, be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

     2.4 Annual and Regular Meetings. An annual meeting of the Board of Directors, which shall be considered a regular meeting, shall be held immediately following each annual meeting of shareholders, for the purpose of electing officers and carrying on such other business as may properly come before the meeting. The Board of Directors may also adopt a schedule of additional meetings which shall be considered regular meetings. Regular meetings shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the Chairman, the President or the Board of Directors shall designate from time to time. If no place is designated, regular meetings shall be held at the principal office of the Corporation.

     2.5 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the President or a majority of the directors of the Corporation, and shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the person or persons calling the meetings shall designate. If no such place is designated in the notice of a meeting, it shall be held at the principal office of the Corporation.

     2.6 Notice of Meetings. No notice need be given of regular meetings of the Board of Directors.

     Notices of special meetings of the Board of Directors shall be given to each director in person or delivered to his or her residence or business address (or such other place as he or she may have directed in writing) not less than twenty-four (24) hours before the meeting by mail, messenger, telecopy, telegraph, or other means of written communication or by telephoning such notice to him or her. Any such notice shall set forth the time and place of the meeting and state the purpose for which it is called.

     2.7 Waiver of Notice; Attendance at Meeting. A director may waive any notice required by law, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice, and such waiver shall be equivalent to the giving of such notice. Except as provided in the next paragraph of this section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.

     A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     2.8 Quorum; Voting. A majority of the number of directors fixed in these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or transacting specified business at the meeting; or (ii) he or she votes against, or abstains from, the action taken.

     2.9 Telephonic Meetings. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     2.10 Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section shall be effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director.

     2.11 Compensation. The Board of Directors may fix the compensation of directors and may provide for the payment of all expenses incurred by them in attending meetings of the Board of Directors.

                                  ARTICLE III

                            COMMITTEES OF DIRECTORS

     3.1 Committees. The Board of Directors shall create an Executive Committee and may create one or more other committees and appoint members of the Board of Directors to serve on them. Unless otherwise provided in these Bylaws, each committee shall have two or more members who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it shall be approved by a majority of all of the directors in office when the action is taken.

     3.2 Limitation on Authority of Committees. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except that a committee may not (i) approve or recommend to shareholders action that is required by law to be approved by shareholders; (ii) fill vacancies on the Board of Directors or on any of its committees; (iii) amend the Articles of Incorporation; (iv) adopt, amend, or repeal these Bylaws;
(v) approve a plan of merger not requiring shareholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

     3.3 Committee Meetings; Miscellaneous. The provisions of these Bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees of directors and their members as well.

     3.4 Executive Committee. The Board of Directors shall appoint an Executive Committee having not less than three (3) members to be annually elected by the Board from its own membership. The Chairman of the Board of Directors shall be among those elected. The Board shall designate the Chairman (or Co-Chairmen) of the Executive Committee at the time the Executive Committee is elected. The Chairman of the Executive Committee shall not be a salaried employee of the Corporation or any of its affiliates. Vacancies occurring in the Executive Committee prior to any annual election may be filled by the Board.

     3.5 Authority of Executive Committee. Between meetings of the Board, the Executive Committee shall have and exercise the authority of the Board, except
(i) to the extent such authority is limited by the provisions of Section 3.2,
(ii) to take action prohibited by Section 13.1-689 of the Code of Virginia, or
(iii) to employ or terminate the employment of the Corporation's chief executive officer. One or more vacancies at any time existing in the Executive Committee shall not affect its authority.

                                   ARTICLE IV

                                    OFFICERS

     4.1 Officers. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Secretary and a Treasurer, and, in the discretion of the Board of Directors, one or more Vice-Presidents and such other officers as may be deemed necessary or advisable to carry on the business of the Corporation. Any two or more offices may be held by the same person.

     4.2 Election; Term. The Chairman, the President, the Secretary and the Treasurer shall be elected by the Board of Directors. The Chairman may from time to time appoint other officers. Officers elected by the Board of Directors shall hold office, unless sooner removed, until the next annual meeting of the Board of Directors or until their successors are elected. Officers appointed by the Chairman shall hold office, unless sooner removed, until their successors are appointed. The action of the Chairman in appointing officers shall be reported to the next regular meeting of the Board of Directors after it is taken. Any officer may resign at any time upon written notice to the Board of Directors or the officer or officers appointing him or her, and such resignation shall be effective when notice is delivered unless the notice specifies a later effective date.

     4.3 Removal of Officers. The Board of Directors may remove any officer at any time, with or without cause. The Chairman may remove any officer he or she appoints at any time, with or without cause. Such action shall be reported to the next regular meeting of the Board of Directors after it is taken.

     4.4 Duties of Officers. The Chairman shall be the Chief Executive Officer of the Corporation. He or she and the other officers shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be delegated to them from time to time by the Board of Directors. The Chief Executive Officer, if he or she is present, shall be chairman of all meetings of the shareholders and the Board of Directors, as well as any committee of which he or she is a member.

                                   ARTICLE V

                               SHARE CERTIFICATES

     5.1 Form. Shares of the Corporation shall, when fully paid, be evidenced by certificates containing such information as is required by law and approved by the Board of Directors. Certificates shall be signed by the Chairman of the Board of Directors and the Secretary and may (but need not) be sealed with the seal of the Corporation. The seal of the Corporation and any or all signatures on a share certificate may be facsimile. If any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued it may be issued by the Corporation with the same effect as if he or she were such officer on the date of issue.

     5.2 Transfer. The Board of Directors may make rules and regulations concerning the issue, registration and transfer of certificates representing the shares of the Corporation. Transfers of shares and of the certificates representing such shares shall be made upon the books of the Corporation by surrender of the certificates representing such shares accompanied by written assignments given by the owners or their attorneys-in-fact.

     5.3 Restrictions on Transfer. A lawful restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction complies with the requirements of law and its existence is noted conspicuously on the front or back of the certificate representing the shares. Unless so noted a restriction is not enforceable against a person without knowledge of the restriction.

     5.4 Lost or Destroyed Share Certificates. The Corporation may issue a new share certificate in the place of any certificate theretofore issued which is alleged to have been lost or destroyed and may require the owner of such certificate, or his or her legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction or the issuance of any such new certificate.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

     6.1 Corporate Seal. The corporate seal of the Corporation shall be circular and shall have inscribed thereon, within and around the circumference "TRIGON INSURANCE COMPANY". In the center shall be the word "SEAL".

     6.2 Fiscal Year. The fiscal year of the Corporation shall be determined in the discretion of the Board of Directors, but in the absence of any such determination it shall be the calendar year.

     6.3 Amendments. These Bylaws may be amended or repealed, and new Bylaws may be made at any regular or special meeting of the Board of Directors. Bylaws made by the Board of Directors may be repealed or changed and new Bylaws may be made by the shareholders, and the shareholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.